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                                                                    Exhibit 23.5

                                                     1585 Broadway
                                                     New York, NY 10036
                                                     tel 212 761 4000
         [Morgan Stanley Logo]

                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED

Board of Directors
Provident Mutual Life Insurance Company
1000 Chesterbrook Blvd.
Berwyn, PA 19312-1181

Member of the Board:

     We hereby consent to the use in the Amendment No. 1 to the Registration Statement of Nationwide Financial Services, Inc. ("Nationwide") on Form S-4 and in the Joint Proxy Statement/Prospectus of Nationwide and Provident Mutual Life Insurance Company, which is part of the Registration Statement, of our opinion dated July 25, 2002 appearing as Annex C to such Joint Proxy Statement/Prospectus, and to the description of such opinion and to the references to our name contained therein under the heading "Summary", "The Sponsored Demutualization -- Background of the Sponsored Demutualization", "The Sponsored Demutualization -- Alternatives Considered by Provident's Board of Directors", "Sponsored Demutualization -- Reasons for the Sponsored Demutualization and Considerations of the Boards of Directors; Recommendations of the Boards of Directors", and "The Sponsored Demutualization -- Opinion of Financial Advisor to Provident". In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                       MORGAN STANLEY & CO. INCORPORATED

                                          By: /s/ Frank Medici
                                             ---------------------------
                                             Frank T. Medici
                                             Executive Director

New York, NY
August 1, 2002